Exhibit 16.1

April 1, 2020

Securities and Exchange Commission
100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by JMP Group LLC (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of  the Form 8-K of JMP Group LLC dated March 30, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

San Francisco, California

Attachment